UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CISO Global, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMENDMENT NO. 1 TO THE PROXY STATEMENT

DATED NOVEMBER 27, 2023 FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2023

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend CISO Global, Inc.’s definitive proxy statement for its Annual Meeting of Stockholders (the “Meeting”), which was filed with the Securities and Exchange Commission on November 27, 2023 (the “Proxy Statement”), solely to correct an inadvertent typographical error on the Proxy Statement and the accompanying proxy card. All other items of the Proxy Statement are incorporated herein by reference without modification.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement or the accompanying proxy card. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO THE PROXY STATEMENT

In the Proxy Statement and accompanying proxy card, the website for hosting of the proxy materials and voting by Internet is incorrectly stated as www.onlineproxy.com/CISO. The correct website is www.onlineproxyvote.com/CISO. Accordingly, such reference in the Proxy Statement and accompanying proxy card is hereby amended to correctly state the website as www.onlineproxyvote.com/CISO.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on December 14, 2023:

This Amendment No. 1 will be available online at www.onlineproxyvote.com/CISO.